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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    Form 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report  (Date of earliest event reported):  February 17, 1995
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                        True North Communications Inc.
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            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                                   --------
                 State or Other Jurisdiction of Incorporation


        1-5029                                       36-1088161
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(Commission File Number)                 (I.R.S. Employer Identification No.)


101 East Erie Street, Chicago, IL                          60611-2897
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's Telephone Number, Including Area Code:      (312) 751-7000
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Foote, Cone & Belding Communications, Inc.
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(Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

     On December 9, 1994 the Registrant announced that its Board of Directors had declared a two-for-one stock split (the "Stock-Split") to be effected by a 100% stock dividend to be distributed on February 17, 1995 (the "Distribution Date") to stockholders of record of the Registrant's Common Stock, $.33 1/3 par value ("Common Stock"), as of the close of business on January 6, 1995. In connection therewith, on the Distribution Date, the Registrant issued an additional 11,744,975 shares of Common Stock thereby increasing its issued shares to 23,489,950 (including a total of 647,718 treasury shares).

     In accordance with the Rights Agreement dated as of November 16, 1988 (the "Rights Agreement") between the Registrant and Harris Trust and Savings Bank, as Rights Agent, each share of Common Stock is accompanied by one Preferred Stock Purchase Right (a "Right").

     Prior to the Distribution Date, each Right, after becoming exercisable and until its expiration or redemption, entitled the holder to purchase from the Registrant one one-thousandth (1/1000) of a share of the Registrant's Series A Junior Participating Preferred Stock ("Preferred Stock") at an exercise price of $85 per Right. The redemption price was $.01 per Right.

     As a result of the Stock Split and pursuant to Section 11(n) of the Rights Agreement, effective as of the Distribution Date, each Right, after it becomes exercisable and until such time as it expires or is redeemed, will entitle the holder to purchase from the Registrant one two-thousandth (1/2000) of a share of Preferred Stock at an exercise price of $42.50 per Right. Pursuant to Section 23 (a) of the Rights Agreement, effective as of the Distribution Date, the redemption price will be $.005 per Right.

     As a result of the Stock Split and pursuant to the Certificate of Designations establishing the Preferred Stock, effective as of the Distribution
Date: (i) each share of Preferred Stock will be entitled to quarterly dividends equal to the greater of $20.00 or 2,000 times the aggregate per share amount of all dividends declared on the Common Stock during the quarter, (ii) each share of Preferred Stock will be entitled to 2,000 votes on all matters submitted to a vote of the Registrant's stockholders and (iii) each share of Preferred Stock will be entitled to receive payment upon any liquidation, dissolution or winding up of the Registrant, the greater of $20.00 or 2,000 times the amount to be distributed per share to holders of shares of Common Stock.
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     The Rights Agreement, including the form of Certificate of Designations establishing the Preferred Stock which is Exhibit A thereto, was filed as
Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 18, 1988. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TRUE NORTH COMMUNICATIONS INC.


Date:  February 17, 1995                By:  /s/  John J. Rezich
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                                                  John J. Rezich
                                                  Controller